Exhibit 24(b)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each Manager of Procter & Gamble International S.a.r.l., the sole general partner of Procter & Gamble International Funding SCA, whose signature appears below, constitutes and appoints Elena Morrisova, Klaus Lindner and Herwig Meskens, and the three of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to approve, sign and file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission on or around October 24, 2014 (the "Registration Statement"), and any registration statement relating to the offering covered by the Registration Statement and filed under the Securities Act of 1933, with supplements and exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents and the three of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of  24th  October 2014.

Signature	Title
/s/Rene Beltjens Rene Beltjens	Manager (Procter & Gamble International S.à r.l.)
/s/James Douglas Gerstle James Douglas Gerstle	Manager (Procter & Gamble International S.à r.l.)
/s/Klaus Lindner Klaus Lindner	Manager (Procter & Gamble International S.à r.l.)
/s/Herwig Meskens Herwig Meskens	Manager (Procter & Gamble International S.à r.l.)
/s/Elena Morrisova Elena Morrisova	Manager (Procter & Gamble International S.à r.l.)